UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2012

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (44) 1642 674085

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The Company has been delayed in the filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and, as a result, it expects that its trading symbol FRBE.OB will have a notation to indicate the late filing until the company has filed the required report. Management is working to be in a position to file the Form 10-K as soon as possible, and it is its intention to have it filed within the next 30 days.

The Company issued a second tranche of its Original Issue Discount Secured Convertible Debentures on February 9, 2012. In this context it has received a waiver from the purchaser of that Debenture so that the late filing will not be a breach of either of the Debentures issued to the purchaser. The waiver shall be effective for 30 calendar days from the date that the notation appears, or, 45 days calendar from the due filing date of February 14, 2012, whichever is the later.

The Company continues to progress its planned operations, for which it needs additional funding, and is exploring several funding sources, however, there can be no assurance that it will find funding in the required amounts or on terms that are acceptable.  Were the Company to fail to obtain adequate working capital it would need to re-evaluate and possibly limit its business plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer